EXHIBIT 5

                         [ Letterhead of Fraser Milner]



Simware Inc.
2 Gurdwara Road
Ottawa, Ontario
Canada, K2E 1A2

                                                             November 8, 1999


Dear Sir or Madam:

         We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1993, as amended (the "Act"), on behalf of Simware Inc. (the "Company"), relating to an additional 815,000 of the Company's Common Shares, without par value, to be issued under the Company's Stock Option Plan and 22,300 of the Company's Common Shares, without par value, to be issued under the Company's Employee Share Purchase Plan (collectively, the "Shares"), as set forth in the Registration Statement (the "Plans").

         We are solicitors qualified to practice law in the Province of Ontario and, accordingly, the opinions expressed herein are related solely to the laws of the Province of Ontario and the federal laws of Canada applicable thereto.

         As counsel for the Company, we have examined such corporate records, other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares pursuant to the Plans, and that the Shares being registered pursuant to the Registration Statement, when issued and paid for under the Plans in accordance with the terms of the Plans, will be, duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

Very truly yours,

FRASER MILNER

/s/ FRASER MILNER



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